Exhibit 99.1
For immediate release

July 19, 2006
MEDIA CONTACT
Patty Sullivan, 214.932.6850
patty.sullivan@texascapitalbank.com
INVESTOR CONTACT
Myrna Vance, 214.932.6646
myrna.vance@texascapitalbank.com
TEXAS CAPITAL BANCSHARES ANNOUNCES OPERATING RESULTS FOR Q2 2006
DALLAS — July 19, 2006 — Texas Capital Bancshares, Inc. (NASDAQ: TCBI), the parent company of Texas Capital Bank, announced earnings for the second quarter of 2006.
•	Net income decreased 4%
•	EPS decreased 4%
•	Net income and EPS %’s remained unchanged versus Q2-2005 as adjusted for FAS 123R
•	Loans held for investment grew 34%
•	Total loans grew 34%
•	Demand deposits grew 12%
•	Total deposits grew 48%
“We are pleased by the strong growth in both loans and deposits in the quarter,” said Jody Grant, Chairman and CEO. “We are increasing market share with credit quality remaining our highest priority. The provision we incurred resulted primarily from exceptional loan growth from the beginning of 2006 and two specific credits. We have seen that certain newer and developing lines of business are performing under expectation, and accordingly, we believe lowering our guidance for 2006 net income to $29 million to $31 million is appropriate. We remain confident in our middle market business model and believe the fundamentals are in place for the long-term success of Texas Capital.”
FINANCIAL SUMMARY
(dollars and shares in thousands)

	Q2 2006	Q2 2005	% Change
OPERATING RESULTS
Net Income	$6,341	$6,587	(4)%
Diluted EPS	$.24	$.25	(4)%
ROA	.78%	.97%
ROE	11.39%	13.14%
Diluted Shares	26,525	26,543

BALANCE SHEET
Total Assets	$3,412,480	$2,818,039	21%
Demand Deposits	532,130	475,516	12%
Total Deposits	2,922,494	1,971,005	48%
Loans Held for Investment	2,417,814	1,805,630	34%
Total Loans	2,582,307	1,926,338	34%
Stockholders’ Equity	224,693	205,880	9%

DETAILED FINANCIALS
Texas Capital Bancshares, Inc. reported net income of $6.3 million for the second quarter of 2006 compared to $6.6 million for the second quarter of 2005. On a fully diluted basis, earnings per share were $.24 for the three months ended June 30, 2006, compared to $.25 for the same quarter last year, representing a decrease of 4 percent. On a fully diluted basis, assuming FAS 123R had been adopted at June 30, 2005, the earnings per share in the second quarter of 2006 would have been unchanged from the $.24 for second quarter of 2005. FAS 123R expense for the second quarter of 2006 is approximately $695,000, representing $.02 on a fully diluted basis.
Return on average equity was 11.39 percent and return on average assets was .78 percent for the second quarter of 2006 compared to 13.14 percent and .97 percent, respectively, for the second quarter of 2005. The primary reason for the decline in return on equity and return on assets was related to the $2.25 million of loan loss provision in the second quarter of 2006.
Net interest income was $31.1 million for the second quarter of 2006, compared to $24.5 million for the second quarter of 2005. The increase was due to an increase in average earning assets of $507.5 million over levels reported in the second quarter of 2005 and an improvement in the net interest margin. The increase in average earning assets included a $604.9 million increase in average loans held for investment and an increase of $52.8 million in average loans held for sale, offset by a decrease of $147.2 million in average securities. The net interest margin in the second quarter of 2006 was 4.10 percent, a 22 basis point increase from the second quarter of 2005 and a 1 basis point increase from the first quarter of 2006. The improvement in the net interest margin for the second quarter of 2006 as compared to the second quarter of 2005 resulted primarily from a 169 basis point increase in the yield on earning assets while interest expense as a percentage of earning assets increased by only 146 basis points.
Average interest bearing liabilities increased $449.0 million from the second quarter of 2005, which included a $511.7 million increase in interest bearing deposits offset by a $106.7 million decrease in other borrowings. For the same periods, the average balance of demand deposits increased to $468.4 million from $397.3 million.
Key measures of credit quality remained favorable and consistent with previous guidance for 2006 operating results. In the second quarter of 2006, net charge-offs were $1.5 million, compared to net recoveries of $59,000, in the second quarter of 2005 and net recoveries of $12,000 in the first quarter of 2006. For the most recent 12-month period, the net charge-off ratio was .07 percent. Non-accrual loans were $5.1 million, or .21 percent of loans, at the end of the second quarter of 2006, compared to $5.7 million, or .32 percent of loans, at the end of second quarter of 2005. Loans 90 days past due and still accruing were $2.7 million at the end of the second quarter of 2006 and included $2.5 million in premium finance loans, compared to $0 at the end of the second quarter of 2005. The premium finance loans are primarily secured by obligations of insurance carriers to refund premiums on cancelled insurance policies. The refund of premiums from the insurance carriers can take up to 180 days from the cancellation date. Due to the combined effects of loan growth and the increase in loan charge-offs as compared to prior quarters, the Company recorded a $2.25 million provision for loan losses in the second quarter of 2006. Reserve coverage of historical losses, non-performing assets and classified loans remains strong. In management’s opinion, the reserve is sufficient to cover all reasonably expected losses in the portfolio and is derived from consistent application of the methodology for establishing the adequacy of reserves for Texas Capital Bank’s loan portfolio.
Non-interest income for the second quarter of 2006 increased $2.2 million, or 46 percent, to $6.9 million from $4.7 million in the second quarter of 2005. The increase is primarily related to a $584,000 increase in insurance commission income from $172,000 to $756,000 due to increased focus on the insurance business. Rental income on leased equipment increased $814,000 related to expansion of our operating lease portfolio. Additionally, trust fee income increased $251,000 due to continued growth of trust assets, and gain on sale of loans increased $239,000.
Non-interest expense for the second quarter of 2006 increased $6.9 million, or 36 percent, to $26.1 million from $19.2 million in the second quarter of 2005. The increase is primarily related to a $4.4 million increase in salaries and employee benefits to $16.3 million from $11.9 million. The increase in salaries and employee benefits resulted from increases in commissions and incentives for both residential lending and insurance lines of business, the total number of employees related to the addition of the premium finance business and general business growth. Occupancy expense increased $1.3 million from $1.9 million to $3.2 million in the second quarter of 2006 relating to our general business growth, continued growth in the residential mortgage lending division, and depreciation related to expansion of our operating lease portfolio.
On April 28, 2006, Texas Capital Bancshares, Inc. issued $25.8 million of trust preferred, which matures in 2036. The proceeds were used to augment capital for support of future growth.
ABOUT TEXAS CAPITAL BANCSHARES, INC.
Texas Capital Bancshares, Inc. (NASDAQ: TCBI) is the parent company of Texas Capital Bank, a commercial bank that delivers highly personalized financial services to businesses and private clients. Headquartered in Dallas, the Bank has full-service locations in Austin, Dallas, Fort Worth, Houston and San Antonio.
This release contains forward-looking statements, which are subject to risks and uncertainties. A number of factors, many of which are beyond Texas Capital Bancshares’ control, could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. These risks and uncertainties include the risk of adverse impacts from general economic conditions, competition, interest rate sensitivity and exposure to regulatory and legislative changes. These and other factors that could cause results to differ materially from those described in the forward-looking statements can be found in the Form 10-K and other filings made by Texas Capital Bancshares with the Securities and Exchange Commission.

TEXAS CAPITAL BANCSHARES, INC.
SELECTED FINANCIAL HIGHLIGHTS (UNAUDITED)
(Dollars in thousands except per share data)

	2nd Quarter	1st Quarter	4th Quarter	3rd Quarter	2nd Quarter
	2006	2006	2005	2005	2005

CONSOLIDATED STATEMENT OF OPERATIONS
Interest income	$59,896	$52,807	$49,195	$45,146	$39,167
Interest expense	28,770	24,086	20,734	18,188	14,683

Net interest income	31,126	28,721	28,461	26,958	24,484
Provision for loan losses	2,250	—	—	—	—

Net interest income after provision for loan losses	28,876	28,721	28,461	26,958	24,484
Non-interest income	6,859	6,072	5,986	5,790	4,694
Non-interest expense	26,112	24,713	22,736	21,249	19,190

Income before income taxes	9,623	10,080	11,711	11,499	9,988
Income tax expense	3,282	3,437	3,966	3,915	3,401

Net income	$6,341	$6,643	$7,745	$7,584	$6,587

Diluted EPS	$.24	$.25	$.29	$.28	$.25
Diluted shares	26,524,552	26,567,893	26,736,858	26,676,335	26,543,191

CONSOLIDATED BALANCE SHEET DATA
Total assets	$3,412,480	$3,192,932	$3,042,225	$2,932,662	$2,818,039
Loans held for investment	2,417,814	2,263,007	2,075,961	1,935,818	1,805,630
Loans held for sale	164,493	130,285	111,178	118,929	120,708
Securities	573,053	604,987	630,482	674,792	725,554
Demand deposits	532,130	481,410	512,294	457,333	475,516
Total deposits	2,922,494	2,463,719	2,495,179	2,312,345	1,971,005
Other borrowings	173,730	441,991	265,721	366,501	610,254
Long-term debt	72,168	46,394	46,394	20,620	20,620
Stockholders’ equity	224,693	221,766	215,523	212,318	205,880

End of period shares	25,940,874	25,854,651	25,771,718	25,672,369	25,616,829
Book value (excluding securities gains/losses)	$9.20	$8.94	$8.68	$8.36	$8.06

SELECTED FINANCIAL RATIOS
Net interest margin	4.10%	4.09%	4.13%	3.97%	3.88%
Return on average assets	.78%	.88%	1.04%	1.04%	.97%
Return on average equity	11.39%	12.22%	14.53%	14.41%	13.14%
Non-interest expense to earning assets	3.42%	3.49%	3.28%	3.10%	3.01%
Efficiency ratio	68.7%	71.0%	66.0%	64.9%	65.8%
Tier 1 capital ratio	10.1%	9.6%	10.1%	9.5%	9.9%
Total capital ratio	10.7%	10.3%	10.8%	10.3%	10.7%
Tier 1 leverage ratio	9.1%	8.6%	8.7%	7.8%	8.1%

ASSET QUALITY SUMMARY
Net charge-offs (recoveries)	$1,513	$(12)	$11	$(134)	$(59)
Net charge-offs (recoveries) to average loans(1)	.26%	(.00)%	.00%	(.03)%	(.01)%
Net charge-offs (recoveries) to average loans for last twelve months(1)	.07%	(.01)%	(.01)%	.00%	.01%
Non-accrual loans	$5,063	$6,032	$5,657	$1,353	$5,718
Loans past due (90 days)	$2,746	$2,824	$2,795	$941	$—
Non-accrual loans to loans(1)	.21%	.27%	.27%	.07%	.32%
Loans past due 90 days to loans(1)	.11%	.12%	.13%	.05%	.00%
Non-performing loans to loans(1)	.32%	.39%	.41%	.12%	.32%
Reserve to loans(1)	.81%	.84%	.91%	.98%	1.04%
(1)	Excludes loans held for sale.

TEXAS CAPITAL BANCSHARES, INC.
CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(Dollars in thousands)

	June 30,	June 30,	%
	2006	2005	Change

Assets
Cash and due from banks	$163,737	$107,982	52%
Federal funds sold	—	5,000	(100)%
Securities, available-for-sale	573,053	725,554	(21)%
Loans held for sale	164,493	120,708	36%
Loans held for investment (net of unearned income)	2,417,814	1,805,630	34%
Less: Allowance for loan losses	19,646	18,774	5%

Loans held for investment, net	2,398,168	1,786,856	34%
Premises and equipment, net	26,031	5,398	382%
Accrued interest receivable and other assets	74,590	60,124	24%
Goodwill and intangibles, net	12,408	6,417	93%

Total assets	$3,412,480	$2,818,039	21%

Liabilities and Stockholders’ Equity
Liabilities:
Deposits:
Non-interest bearing	$532,130	$475,516	12%
Interest bearing	1,592,239	1,208,972	32%
Interest bearing in foreign branches	798,125	286,517	179%

Total deposits	2,922,494	1,971,005	48%

Accrued interest payable	5,880	3,410	72%
Other liabilities	13,515	6,870	97%
Federal funds purchased	100,060	129,262	(23)%
Repurchase agreements	70,557	354,159	(80)%
Other borrowings	3,113	126,833	(98)%
Long-term debt	72,168	20,620	250%

Total liabilities	3,187,787	2,612,159	22%

Stockholders’ equity:
Common stock, $.01 par value:
Authorized shares — 100,000,000
Issued shares — 25,940,874 and 25,616,829 at June 30, 2006 and 2005, respectively	259	256
Additional paid-in capital	178,204	174,183
Retained earnings	60,223	31,910
Treasury stock (shares at cost: 84,274 at June 30, 2006 and 2005, respectively)	(573)	(573)
Deferred compensation	573	573
Accumulated other comprehensive income (loss)	(13,993)	(469)

Total stockholders’ equity	224,693	205,880	9%

Total liabilities and stockholders’ equity	$3,412,480	$2,818,039	21%

CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
(In thousands except per share data)

	Three Months Ended June 30		Six Months Ended June 30
	2006	2005	2006	2005

Interest income
Interest and fees on loans	$53,154	$31,255	$99,095	$56,947
Securities	6,726	7,887	13,557	16,183
Federal funds sold	3	14	27	94
Deposits in other banks	13	11	24	130

Total interest income	59,896	39,167	112,703	73,354
Interest expense
Deposits	22,369	10,446	41,676	19,379
Federal funds purchased	2,782	1,374	4,977	2,235
Repurchase agreements	1,562	2,151	2,764	4,545
Other borrowings	890	354	1,444	358
Long-term debt	1,167	358	1,995	685

Total interest expense	28,770	14,683	52,856	27,202

Net interest income	31,126	24,484	59,847	46,152
Provision for loan losses	2,250	—	2,250	—

Net interest income after provision for loan losses	28,876	24,484	57,597	46,152
Non-interest income
Service charges on deposit accounts	805	793	1,661	1,574
Trust fee income	866	615	1,709	1,201
Bank owned life insurance (BOLI) income	292	291	578	579
Brokered loan fees	483	399	852	618
Gain on sale of mortgage loans	2,150	1,911	3,773	3,676
Insurance commissions	756	172	1,479	285
Equipment rental income	815	1	1,328	15
Other	692	512	1,551	925

Total non-interest income	6,859	4,694	12,931	8,873
Non-interest expense
Salaries and employee benefits	16,333	11,858	31,785	23,387
Net occupancy and equipment expense	3,150	1,875	5,902	3,558
Marketing	990	922	1,798	1,621
Legal and professional	1,365	1,097	2,833	2,194
Communications and data processing	756	914	1,455	1,569
Franchise taxes	104	45	165	90
Other	3,414	2,479	6,887	4,625

Total non-interest expense	26,112	19,190	50,825	37,044

Income before income taxes	9,623	9,988	19,703	17,981
Income tax expense	3,282	3,401	6,719	6,118

Net income	$6,341	$6,587	$12,984	$11,863

Earnings per share:
Basic	$.24	$.26	$.50	$.46
Diluted	$.24	$.25	$.49	$.45

TEXAS CAPITAL BANCSHARES, INC.
SUMMARY OF LOAN LOSS EXPERIENCE
(Dollars in thousands)

	2nd Quarter	1st Quarter	4th Quarter	3rd Quarter	2nd Quarter
	2006	2006	2005	2005	2005

Beginning balance	$18,909	$18,897	$18,908	$18,774	$18,715
Loans charged-off:
Commercial	1,618	—	60	14	70
Real estate	—	—	—	—	28
Consumer	—	3	8	32	52
Leases	30	10	6	—	2

Total	1,648	13	74	46	152
Recoveries:
Commercial	5	4	3	115	171
Consumer	—	1	—	—	—
Leases	130	20	60	65	40

Total recoveries	135	25	63	180	211

Net charge-offs (recoveries)	1,513	(12)	11	(134)	(59)
Provision for loan losses	2,250	—	—	—	—

Ending balance	$19,646	$18,909	$18,897	$18,908	$18,774

Reserve to loans held for investment (2)	.81%	.84%	.91%	.98%	1.04%
Reserve to average loans held for investment (2)	.83%	.87%	.94%	1.00%	1.07%
Net charge-offs (recoveries) to average loans (1) (2)	.26%	(.00)%	.00%	(.03)%	(.01)%
Provision for loan losses to average loans (1) (2)	.38%	—	—	—	—
Recoveries to gross charge-offs	8.19%	192.31%	85.14%	391.3%	138.8%
Reserve as a multiple of net charge-offs	13.0x	N/M	1,717.9x	N/M	N/M

Non-performing loans:
Loans past due (90 days) (3)	$2,746	$2,824	$2,795	$941	$—
Non-accrual	5,063	6,032	5,657	1,353	5,718

Total	$7,809	$8,856	$8,452	$2,294	$5,718

Reserve as a percent of non-performing loans	2.5x	2.1x	2.2x	8.2x	3.3x
Reserve as a percent of non-accrual loans	3.9x	3.1x	3.3x	14.0x	3.3x
(1)	Interim period ratios are annualized.
(2)	Excludes loans held for sale.
(3)	At June 30, 2006, loans past due 90 days and still accruing includes premium finance loans of $2.5 million (92% of total). These loans are primarily secured by obligations of insurance carriers to refund premiums on cancelled insurance policies. The refund of premiums from the insurance carriers can take up to 180 days from the cancellation date.

TEXAS CAPITAL BANCSHARES, INC.
CONSOLIDATED STATEMENT OF OPERATIONS (UNAUDITED)
(Dollars in thousands)

	2nd Quarter	1st Quarter	4th Quarter	3rd Quarter	2nd Quarter
	2006	2006	2005	2005	2005

Interest income
Interest and fees on loans	$53,154	$45,941	$41,915	$37,363	$31,255
Securities	6,726	6,831	7,087	7,442	7,887
Federal funds sold	3	24	183	334	14
Deposits in other banks	13	11	10	7	11

Total interest income	59,896	52,807	49,195	45,146	39,167
Interest expense
Deposits	22,369	19,307	16,991	13,658	10,446
Federal funds purchased	2,782	2,195	1,159	989	1,374
Repurchase agreements	1,562	1,202	1,727	2,706	2,151
Other borrowings	890	554	68	451	354
Long-term debt	1,167	828	789	384	358

Total interest expense	28,770	24,086	20,734	18,188	14,683

Net interest income	31,126	28,721	28,461	26,958	24,484
Provision for loan losses	2,250	—	—	—	—

Net interest income after provision for loan losses	28,876	28,721	28,461	26,958	24,484
Non-interest income
Service charges on deposit accounts	805	856	833	816	793
Trust fee income	866	843	760	778	615
Bank owned life insurance (BOLI) income	292	286	290	267	291
Brokered loan fees	483	369	178	962	400
Gain on sale of mortgage loans	2,150	1,623	2,118	2,198	1,911
Insurance commissions	756	723	648	114	172
Equipment rental income	815	513	178	43	1
Other	692	859	981	612	511

Total non-interest income	6,859	6,072	5,986	5,790	4,694
Non-interest expense
Salaries and employee benefits	16,333	15,452	13,874	13,465	11,858
Net occupancy and equipment expense	3,150	2,752	2,025	1,937	1,875
Marketing	990	808	894	821	922
Legal and professional	1,365	1,468	1,783	1,183	1,103
Communications and data processing	756	699	673	658	914
Franchise taxes	104	61	134	49	45
Other	3,414	3,473	3,353	3,136	2,473

Total non-interest expense	26,112	24,713	22,736	21,249	19,190

Income before income taxes	9,623	10,080	11,711	11,499	9,988
Income tax expense	3,282	3,437	3,966	3,915	3,401

Net income	$6,341	$6,643	$7,745	$7,584	$6,587

QUARTERLY FINANCIAL SUMMARY — UNAUDITED
Consolidated Daily Average Balances, Average Yields and Rates
(Dollars in thousands)

	2nd Quarter 2006			1st Quarter 2006			4th Quarter 2005			3rd Quarter 2005			2nd Quarter 2005
	Average	Revenue/	Yield/	Average	Revenue/	Yield/	Average	Revenue/	Yield/	Average	Revenue/	Yield/	Average	Revenue/	Yield/
	Balance	Expense (1)	Rate	Balance	Expense(1)	Rate	Balance	Expense	Rate	Balance	Expense	Rate	Balance	Expense	Rate

Assets
Securities — Taxable	$537,934	$6,291	4.69%	$567,653	$6,396	4.57%	$598,280	$6,653	4.41%	$643,319	$7,007	4.32%	$685,058	$7,451	4.36%
Securities — Non-taxable(2)	48,614	669	5.52%	48,635	669	5.58%	48,655	668	5.45%	48,675	669	5.45%	48,694	671	5.53%
Federal funds sold	200	3	6.02%	2,233	24	4.36%	18,553	183	3.91%	37,532	334	3.53%	1,980	14	2.84%
Deposits in other banks	908	13	5.74%	1,079	11	4.13%	980	10	4.05%	895	7	3.10%	1,736	11	2.54%
Loans held for sale (3)	137,289	4,214	12.31%	102,030	3,295	13.10%	99,882	3,521	13.99%	121,181	3,650	11.95%	84,497	2,897	13.75%
Loans held for investment	2,360,189	48,940	8.32%	2,168,410	42,646	7.98%	2,006,132	38,394	7.59%	1,884,161	33,713	7.10%	1,755,311	28,358	6.48%
Less reserve for loan losses	19,129	—	—	18,898	—	—	18,924	—	—	18,882	—	—	18,753	—	—

Loans, net of reserve	2,478,349	53,154	8.60%	2,251,542	45,941	8.28%	2,087,090	41,915	7.97%	1,986,460	37,363	7.46%	1,821,055	31,255	6.88%

Total earning assets	3,066,005	60,130	7.87%	2,871,142	53,041	7.49%	2,753,558	49,429	7.12%	2,716,881	45,380	6.63%	2,558,523	39,402	6.18%
Cash and other assets	208,502			205,999			188,998			175,986			162,835

Total assets	$3,274,507			$3,077,141			$2,942,556			$2,892,867			$2,721,358

Liabilities and Stockholders’ Equity
Transaction deposits	$112,046	$310	1.11%	$117,685	$312	1.08%	$108,245	$282	1.03%	$107,398	$271	1.00%	$111,029	$272	0.98%
Savings deposits	701,007	7,257	4.15%	671,102	6,195	3.74%	691,575	5,800	3.33%	628,019	4,442	2.81%	654,519	3,906	2.39%
Time deposits	684,630	7,784	4.56%	635,250	6,664	4.25%	564,405	5,561	3.91%	614,433	5,548	3.58%	482,249	3,958	3.29%
Deposits in foreign branches	562,223	7,018	5.01%	541,084	6,136	4.60%	518,316	5,348	4.09%	373,298	3,397	3.61%	300,394	2,310	3.08%

Total interest bearing deposits	2,059,906	22,369	4.36%	1,965,121	19,307	3.98%	1,882,541	16,991	3.58%	1,723,148	13,658	3.14%	1,548,191	10,446	2.71%
Other borrowings	439,230	5,234	4.78%	380,832	3,951	4.21%	325,350	2,954	3.60%	504,700	4,146	3.26%	545,896	3,879	2.85%
Long-term debt	64,521	1,167	7.25%	46,394	828	7.24%	44,722	789	7.00%	20,620	384	7.39%	20,620	358	6.96%

Total interest bearing liabilities	2,563,657	28,770	4.50%	2,392,347	24,086	4.08%	2,252,613	20,734	3.65%	2,248,468	18,188	3.21%	2,114,707	14,683	2.78%
Demand deposits	468,449			445,012			458,743			420,288			397,266
Other liabilities	19,055			19,309			19,702			15,265			8,370
Stockholders’ equity	223,346			220,473			211,498			208,846			201,015

Total liabilities and stockholders’ equity	$3,274,507			$3,077,141			$2,942,556			$2,892,867			$2,721,358

Net interest income		$31,360			$28,955			$28,695			$27,192			$24,719
Net interest margin			4.10%			4.09%			4.13%			3.97%			3.88%
(1)	The loan averages include loans on which the accrual of interest has been discontinued and are stated net of unearned income.

(2)	Taxable equivalent rates used where applicable.

(3)	Revenue includes origination fees and other loan fees for our residential mortgage loans that are earned when the loan is sold. This increases our overall yield on these loans since most of the mortgage loans are on our books for less than 30 days.